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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY



       Name                                      Jurisdiction of Incorporation
       ----                                      -----------------------------
Sanchez Mining, Inc.                                      Delaware

Cobre de Suaqui Verde, S.A. de C.V.                       Mexico

Sanou Mining Corporation                                  Bahamas